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CUSIP No.      471112102             13G                       Page 7 of 9 Pages



                          EXHIBIT 1 TO SCHEDULE 13G
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                                 May 8, 1997
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           MORGAN STANLEY GROUP INC. and MILLER ANDERSON & SHERRERD LLP,

         hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.



   BY:      /s/ Donald P. Ryan
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            Miller Anderson & Sherrerd LLP
            Donald P. Ryan/Vice President Morgan Stanley Asset Management Inc.



   BY:      /s/ Stuart J. M. Breslow
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            Morgan Stanley Group Inc.
            Stuart J. M. Breslow / Principal Morgan Stanley & Co., Incorporated